UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2017

AURA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17249	95-4106894
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10541 Ashdale St.

Stanton, CA 90680

(Address of principal executive offices)

(310) 643-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On November 28, 2017, the Board of Directors of Aura Systems, Inc. (the “Company”) appointed David Mann and Robert T. Lempert to fill two vacancies on the Board of Directors of the Company. It was not determined on which if any committee(s) of the Board of Directors Mr. Mann or Mr. Lempert would serve.

Mr. Mann, age 46, has been Vice President of Marketing for his family’s manufactured and imported houseware products company since 1990, and the Vice President of Sales of the company since 2007. From 2000 until 2007, Mr. Mann also served as Vice President of Operations. As such he has extensive experience dealing with all aspects of marketing and sales, as well as, suppliers in both North America and China. He has a degree in Business Administrations. His marketing and sales experience, particularly in China, provides the Board with important knowledge and insight in a key target market of the Company. Mr. Mann has been an investor in the Company since 2007. In 2017, Mr. Mann and his family loaned the Company $213,620 at an annual interest rate of 5%. The note is convertible into 435,959 shares of common stock upon the approval by shareholders, at the Company’s annual meeting of shareholders, of the approval, and subsequent effectiveness of, an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of all of the outstanding shares of the Company’s common stock, whereby each seven (7) shares would be combined and changed into one (1) share of common stock (the “Reverse Stock Split”). In exchange for the convertible note, Mr. Mann also received warrants to purchase 170,896 shares of the Company’s common stock at a strike price of $1.40 per share. The warrants are exercisable over a five-year period. The warrants are also contingent on the approval and effectiveness of the Reverse Stock Split.

Dr. Lempert, age 75, is a retired dentist with many years of experience investing in numerous high technology companies and running his own business. He graduated from University of Pennsylvania and did his residency at the Albert Einstein Medical Center in Philadelphia. Dr. Lempert served two as a Captain in the U.S. Army for two years. He was a member of the American Dental Association and the Academy of General Dentistry. Dr. Lempert has been a significant investor, shareholder and an active advocate of Aura’s technology for more than 20 years. In 2017, Dr. Lempert guaranteed $250,000 of a $500,000 loan that was made to the Company by a third party. In exchange for this guarantee, Dr. Lempert received warrants to purchase 100,000 shares of the Company’s common stock at a strike of $1.40 per share. The warrants are exercisable over a five-year period.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 4, 2017	By:	/s/ Melvin Gagerman
Melvin Gagerman
Chief Executive Officer

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